PSLY.com, Inc. Ei.Ventures, Inc. and Mycotopia Therapies Inc. Terminate Agreement and Plan of Merger

Miami, FL and Maui, HI – February 21, 2023 - Ei.Ventures, Inc. (Ei.Ventures) and Mycotopia Therapies Inc. (“Mycotopia Therapies”)(OTC: TPIA) announced today that on February 16, 2023, PSLY.com, Inc., Ei.Ventures and Mycotopia Therapies agreed to mutually terminate the Agreement and Plan of Merger, dated May 17, 2022 (the “Merger Agreement”), which provided for the acquisition of Ei.Ventures and Mycotopia Therapies by PSLY.com, Inc. by way of triangular merger, wherein the two companies would form a new holding company, PSLY.COM, and operate as a wholly-owned subsidiary of PSLY.com, Inc. following completion of the merger. In connection with the termination of the Merger Agreement PSLY.com, Inc. is withdrawing its Form S-4 Registration Statement that was previously filed with the Securities and Exchange Commission (SEC) and discontinue its application for listing on The NASDAQ Capital Market.

“We were excited by the potential of the transaction, but we have determined that it is not the right time for the business combination to move forward or for us to pursue a listing on the NASDAQ Capital Market,” stated PSLY.com and Ei.Ventures CEO, David Nikzad.

Ben Kaplan, CEO of Mycotopia Therapies stated “While we were looking forward to working with David and the Ei.Ventures team, overall market conditions were not favorable for creating optimal shareholder value.”

About Mycotopia Therapies

Mycotopia Therapies focuses on helping you heal and reclaim your life. Your journey of healing is an understanding of the causes and works to mental wellness through psychedelic enhanced psychotherapy, integrated with a professional team of mental wellness practitioners and cutting-edge technology. Psychedelic therapy is a holistic and spiritual approach providing healing and has shown successful treatment for many years. Additional information on Mycotopia Therapies can be found on the Company’s website at: https://www.mycotopiatherapies.com.

About Ei.Ventures Inc.:

Ei Ventures is a lifestyle company with products and services that support well-care in an effort to address the global mental crises. We are building a platform around the use of natural medicines and their ability to support the symbiosis of happy humans and a healthy planet. For more information, visit  https://www.ei.ventures.

Forward-Looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of applicable securities legislation . Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are based on certain assumptions, opinions and estimates of management and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements: (i) the initiation, timing, progress and results of the Company’s research, manufacturing and other development efforts; (ii) the Company’s ability to advance its products to successfully complete development and commercialization; (iii) the manufacturing, development, commercialization, and market acceptance of the Company’s products; (iv) the lack of sufficient funding to finance the product development and business operations; (v) competitive companies and technologies within the Company’s industry and introduction of competing products; (vi) the Company’s ability to establish and maintain corporate collaborations; (vii) loss of key management personnel; (viii) the scope of protection the Company is able to establish and maintain for intellectual property rights covering its products and its ability to operate its business without infringing the intellectual property rights of others; (ix) potential failure to comply with applicable health information privacy and security laws and other state and federal privacy and security laws; and (x) the difficulty of predicting actions of the U.S. Food and Drug Administration and its regulations. All forward-looking statements included in this press release are made only as of the date of this press release. The Company does not undertake an obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise, except as required by applicable law.

For Mycotopia Therapies Media and Investor Relations, please contact:

David L. Kugelman

(866) 692-6847 Toll Free - U.S. & Canada

(404) 281-8556 Mobile and WhatsApp

Email: dk@atlcp.com

Skype: kugsusa

For Ei.Ventures' Media and Investor Relations, please contact:

Alyssa Barry

alyssa@irlabs.ca

For Investor Relations inquiries, please send communication to:

Investors@ei.ventures